Exhibit F-1(a)







                                  June 24, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

            Re:   SEC File No. 70-9885
                  --------------------

Ladies and Gentlemen:

            We refer to our opinion, dated June 5, 2002, filed as Exhibit F-1 to Amendment No. 3, dated the same date, to the Application on Form U-1, dated April 27, 2001, under the Public Utility Holding Company Act of 1935, as amended (the "Act"), filed by Jersey Central Power & Light Company ("JCP&L") with the Securities and Exchange Commission and docketed in SEC File No. 70-9885. (The Application, as so amended, is hereinafter referred to as the "Application".) In Amendment No. 2 to the Application, dated August 24, 2001, GPU, Inc. ("GPU"), JCP&L's then parent company (which was merged with FirstEnergy Corp. ("FirstEnergy") in November 2001), became a co-Applicant. In Amendment No. 3 to the Application, dated June 5, 2002, FirstEnergy became a co-Applicant, GPU having ceased to be a co-Applicant by virtue of its merger with FirstEnergy. JCP&L and FirstEnergy are collectively referred to as the "Applicants".

            The Application contemplated, among other things, the organization by JCP&L of a Delaware limited liability company (the "Special Purpose Issuer"), which would be a direct subsidiary of JCP&L and would issue and sell up to $320 million of transition bonds ("Transition Bonds"), in accordance with the New Jersey Electric Discount and Energy Competition Act of 1999.

            Certain members of our firm have been counsel to JCP&L for many years. In such capacity, we have participated in various proceedings relating to JCP&L and we are familiar with the terms of the outstanding securities of JCP&L.


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Securities and Exchange Commission
June 24, 2002
Page 2


            In addition to the examination recited in the aforesaid opinion, we have examined a signed copy of your Commission's Order, dated June 5, 2002, forthwith permitting the Application, as then amended, to become effective. We attended the closing of the transactions contemplated by the Application and examined the various instruments, documents, agreements and certificates executed and delivered at the closing. We have also examined a copy of the Applicants' Certificate Pursuant to Rule 24 of Completion of Transactions, dated this date, under the Act, with which this opinion is being filed, certifying to the completion of the transactions proposed in the Application.

            We are members of the Bars of the States of New Jersey and New York and do not purport to be experts on the laws of any jurisdiction other than the laws of the States of New Jersey and New York and the federal laws of the United States. We have, however, reviewed the Limited Liability Company Act of the State of Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws to the extent required to express the opinions set forth herein. As to all matters herein which are governed by the laws of the State of Ohio and, to the extent set forth therein, which are governed by the laws of the Commonwealth of Pennsylvania, we have relied upon the opinion of Gary D. Benz, Esq., which is being filed as Exhibit F-2(a) to the aforesaid Rule 24 Certificate.

            Based on the foregoing, and assuming that all action under state "Blue Sky" laws to permit the subject transaction has been completed, we are of the opinion that:

                         (a) all State laws applicable to the proposed
                    transactions transactions have been complied with;

                         (b) the  Special  Purpose  Issuer is  validly
                    organized and duly existing;

                         (c) the  Transition  Bonds were the valid and
                    binding obligations of the Special Purpose Issuer in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws

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Securities and Exchange Commission
June 24, 2002
Page 3


                    affecting creditors rightsv generally and general equitable principles; and

                         (d) the consummation of the transactions proposed in the Application did not violate the legal rights of the holders of any securities issued by FirstEnergy or any "associate company" thereof, as defined in the Act.

            We hereby consent to the filing of this opinion as an exhibit to the Rule 24 Certificate and in any proceedings before the Commission that may be held in connection therewith.


                                    Very truly yours,

                                    /s/ THELEN REID & PRIEST LLP

                                    THELEN REID & PRIEST LLP